Exhibit 16.1

April 19, 2010

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Astro-Med, Inc.
File No. 0-13200

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Astro-Med, Inc. dated April 19, 2010, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP